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As filed with the Securities and Exchange Commission on April 8, 2014

Registration No. 333-194843

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

voxeljet AG
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	3555 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Paul-Lenz Straße 1b
86316 Friedberg, Germany
(49) 821 7483 100
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Corporation Service Company
1090 Vermont Avenue N.W.
Washington, DC 20005
(800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David S. Rosenthal, Esq. Berthold A. Hummel, Esq. Dechert LLP 1095 Avenue of the Americas New York, NY 10036 (212) 698-3500	William F. Schwitter, Esq. Paul Hastings LLP 75 East 55th Street New York, NY 10022 (212) 318-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 2 to Form F-1 is being filed solely for the purpose of filing certain exhibits to the Registration Statement on Form F-1. No change is being made to the prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement. Accordingly, such prospectus and Items 6, 7 and 9 of Part II have not been included herein.

 PART II INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 8.    Exhibits and Financial Statement Schedule

Exhibit Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement.
3.1		Articles of Association of voxeljet AG (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Securities and Exchange Commission (the "Commission") on October 7, 2013).
3.2		Rules of Procedure of the Supervisory Board of voxeljet AG (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
3.3		Rules of Procedure of the Management Board of voxeljet AG (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
4.1		Form of specimen of ordinary registered share certificate and English translation (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 11, 2013).
4.2		Form of Deposit Agreement (incorporated by reference to Exhibit 99-a to the Company's Registration Statement on Form F-6 (No. 333-191526), filed with the Commission on October 15, 2013).
4.3		Form of American Depositary Receipt (included in Exhibit 4.2).
5.1	*	Opinion of Dechert LLP.
8.1	**	Opinion of Dechert LLP as to U.S. tax matters.
8.2	**	Opinion of Dechert LLP as to German tax matters.
10.1	†	Cross License Agreement between voxeljet AG (formerly known as Voxeljet Technology GmbH) and BEGO Medical GmbH, dated August 21, 2012 (English translation) (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
10.2	†	Nonexclusive Patent License and Sublicense Agreement between Z Corporation and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated August 16, 2004 (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
10.3		First Amendment to the Nonexclusive Patent License and Sublicense Agreement between Z Corporation and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated March 31, 2011 (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
10.4	†	Patent and Know-How Transfer Agreement between voxeljet AG (formerly known as Generis GmbH) and The ExOne Company(formerly known as Extrude Hone GmbH), dated June 27, 2003 (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
10.5	†	Amendment to Patent and Know-How Transfer Agreement between voxeljet AG (formerly known as Voxeljet Technology GmbH) and Prometal RCT GmbH, dated July 14, 2009 (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
21.1	**	Subsidiaries of voxeljet AG.
23.1	**	Consent of Dechert LLP (included in Exhibits 5.1, 8.1 and 8.2).
23.2	**	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.
24.1	**	Powers of Attorney (included on the signature page).

*
Filed herewith.

**
Previously filed.

†
Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Friedberg, Germany on the 8th day of April, 2014.

VOXELJET AG
By:	/s/ DR. INGO EDERER
	Name:	Dr. Ingo Ederer
	Title:	Chief Executive Officer

Pursuant to the requirements of the United States Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Date

/s/ DR. INGO EDERER Dr. Ingo Ederer	Chief Executive Officer and Member of the Management Board (Principal Executive Officer)	April 8, 2014
/s/ RUDOLF FRANZ Rudolf Franz	Chief Financial Officer and Member of the Management Board (Principal Financial Officer and Principal Accounting Officer)	April 8, 2014
/s/ PROF. DR. JOACHIM HEINZL Prof. Dr. Joachim Heinzl	Member of Supervisory Board	April 8, 2014
/s/ PETER NIETZER Peter Nietzer	Member of Supervisory Board	April 8, 2014
/s/ DR. STEFAN SÖHN Dr. Stefan Söhn	Member of Supervisory Board	April 8, 2014

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the United States Securities Act of 1933, as amended, the undersigned, the registrant's duly authorized representative in the United States has signed this Registration Statement in New York, New York on the 8th day of April, 2014.

LAW DEBENTURE CORPORATE SERVICES INC.
/s/ AMY SEGLER
Name:	Amy Segler
Title:	Service of Process Officer

 EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement.
3.1
Articles of Association of voxeljet AG (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Securities and Exchange Commission (the "Commission") on October 7, 2013).
3.2
Rules of Procedure of the Supervisory Board of voxeljet AG (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
3.3
Rules of Procedure of the Management Board of voxeljet AG (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
4.1
Form of specimen of ordinary registered share certificate and English translation (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 11, 2013).
4.2		Form of Deposit Agreement (incorporated by reference to Exhibit 99-a to the Company's Registration Statement on Form F-6 (No. 333-191526), filed with the Commission on October 15, 2013).
4.3		Form of American Depositary Receipt (included in Exhibit 4.2).
5.1	*	Opinion of Dechert LLP.
8.1	**	Opinion of Dechert LLP as to U.S. tax matters.
8.2	**	Opinion of Dechert LLP as to German tax matters.
10.1	†
Cross License Agreement between voxeljet AG (formerly known as Voxeljet Technology GmbH) and BEGO Medical GmbH, dated August 21, 2012 (English translation) (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
10.2	†
Nonexclusive Patent License and Sublicense Agreement between Z Corporation and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated August 16, 2004 (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
10.3
First Amendment to the Nonexclusive Patent License and Sublicense Agreement between Z Corporation and voxeljet AG (formerly known as Voxeljet Technology GmbH), dated March 31, 2011 (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
10.4	†
Patent and Know-How Transfer Agreement between voxeljet AG (formerly known as Generis GmbH) and The ExOne Company(formerly known as Extrude Hone GmbH), dated June 27, 2003 (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).
10.5	†
Amendment to Patent and Know-How Transfer Agreement between voxeljet AG (formerly known as Voxeljet Technology GmbH) and Prometal RCT GmbH, dated July 14, 2009 (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013).

Exhibit Number		Description of Exhibit
21.1	**	Subsidiaries of voxeljet AG.
23.1	**	Consent of Dechert LLP (included in Exhibits 5.1, 8.1 and 8.2).
23.2	**	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.
24.1	**	Powers of Attorney (included on the signature page).

*
Filed herewith.

**
Previously filed.

†
Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS.
  Item 8. Exhibits and Financial Statement Schedule
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
EXHIBIT INDEX